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                                                                     Exhibit 8.1

                            [NIXON PEABODY LLP LOGO]
                                ATTORNEYS AT LAW

                                100 Summer Street
                              Boston, MA 02110-2131
                                 (617) 345-1000
                               Fax: (617) 345-1300

                                    February 4, 2005


Boston Capital Real Estate Investment Trust, Inc.
c/o Boston Capital Corporation
One Boston Place, Suite 2100
Boston, MA  02108-4406

Re:  Boston Capital Real Estate Investment Trust, Inc.
     Registration Statement on Form S-11

Ladies and Gentlemen:

     We have acted as counsel to Boston Capital Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), in connection with the registration of 105,000,000 shares of its common stock with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-11 (as amended, the "Registration Statement"), which includes the Company's Prospectus (as amended, the "Prospectus"). In connection therewith, we have been asked to provide an opinion regarding certain federal income tax matters related to the Company. Capitalized terms used in this letter and not otherwise defined herein have the meaning set forth in the Prospectus.

     The opinions set forth in this letter are based on the relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative rulings, policies and practices of the Internal Revenue Service (the "Service"), including its practices and policies indicated in private letter rulings (which rulings are not binding on the Service except, in the case of each such ruling, with respect to the specific taxpayer that receives such ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, which changes could adversely affect the opinions rendered herein and the tax consequences to the Company and investors in the Company's common stock.

     In rendering this opinion, we have examined the following documents: (1) the Registration Statement and the facts and descriptions set forth therein of the Company and its investments, activities, operations and governance; and (2) the Company's Articles of Incorporation and Bylaws, each as amended to date, and stock ownership information provided by the Company. The opinions set forth in this letter also are premised on certain additional information and factual representations received through consultation with officers of the Company, including those

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contained in the Company's management representation certificate to us dated
February 4, 2005 (the "Management Representation Certificate"), as are germane to the determination that the Company will be owned and operated in such a manner that the Company will satisfy the requirements for qualification as a REIT under the Code.

     We have made such factual and legal inquiries, as we have deemed necessary or appropriate for purposes of our opinion. For purposes of rendering our opinion, however, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents, including the Registration Statement.

     In our review, we have assumed, with your consent, that all of the information representations and statements set forth in the documents that we reviewed (including, without limitation, the Management Representation Certificate) are accurate, true and correct. Moreover, we have assumed that the Company will be operated in the manner described in its corporate organizational documents and in the Prospectus. We have assumed for the purposes of this opinion that the Company is validly organized and duly incorporated under the laws of the State of Maryland. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

     Based upon, subject to, and limited by the assumptions and qualifications set forth herein, in the discussion in the Prospectus under the caption "Material United States Federal Income Tax Considerations" (which is incorporated herein by reference), and the discussion herein, we are of the following opinions as of the date hereof:

     1. The Company's organization and proposed method of operation (as described in the Management Representation Certificate and the Prospectus) will enable the Company to meet the requirements for qualification and taxation as a REIT in the taxable year 2005 and all subsequent taxable years.

     2. The statements contained in the Prospectus under the caption "Material United States Federal Income Tax Considerations" to the extent that they describe matters of law and legal conclusions are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be considered material to a holder of the Company's common stock.

     We assume no obligation to advise you of any changes in our opinion subsequent to the delivery of this opinion letter, and we do not undertake to update this opinion letter. The Company's qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code described in the Prospectus with regard to, among other things, the sources of its gross

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income, the composition of its assets, the level and timing of its distributions to stockholders and the diversity of its stock ownership. Nixon Peabody LLP will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company, the sources of their income, the nature of their assets, the level of timing of the Company's distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation of the Company as a REIT. In addition, as noted above, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate.

     We also note that an opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the Service or the courts. In certain instances with respect to matters for which there is no relevant authority, including the effect of certain transfer restrictions on the ability of the Company to satisfy the requirement for REIT qualification that its shares be transferable, our opinion is based on authorities which we have considered to be analogous even though certain such authorities have been rendered obsolete for unrelated reasons by subsequent authorities. There can be no assurance that positions contrary to our opinions will not be taken by the Service, or that a court considering the issues would not hold contrary to our opinions.

     We undertake no obligation to update the opinions expressed herein at any time after the date hereof. This opinion letter has been prepared for your use in connection with the filing of the Registration Statement on the date of this opinion letter. We understand that you intend to distribute copies of this opinion to Company shareholders who purchase their interests pursuant to the offering described in the Prospectus and we hereby consent to such distribution and the reliance by such persons on this opinion.

     We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the Registration Statement. In giving this consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended, or that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                         Sincerely yours,


                                         /s/ Nixon Peabody LLP
                                         NIXON PEABODY LLP

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